UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2016

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

On June 27, 2016, MeetMe, Inc., a Delaware corporation (the “Company”), MeetMe Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub I”), MeetMe Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub II”), Skout, Inc., a California corporation (“Skout”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Shareholders’ Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

At the closing of the Merger (the “Closing”), which is expected to take place in October 2016, pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub I will merge with and into Skout (the “First Merger”), with Skout surviving the Merger as a wholly owned subsidiary of the Company. Following the Merger, Skout will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Merger”), with Merger Sub II surviving as a wholly-owned subsidiary of the Company (the “Effective Time”).

Merger Consideration

The Merger Consideration to be paid by the Company on the Closing Date consists of the following, subject to certain adjustments:

●	$28.5 million in cash plus

●	5,367,232 shares of Company common stock.

The ratio of Company common stock to cash within the Merger Consideration may be adjusted as of the Closing Date for tax purposes.

Effect on Stock

At the Effective Time, and subject to the terms and conditions of the Merger Agreement:

●

each share of Skout’s issued and outstanding Preferred Stock and Common Stock will be automatically converted into the right to receive a per share amount of Merger Consideration (the “Per Share Merger Consideration”);

●

each outstanding vested company option with an exercise price less than the Per Share Merger Consideration will be cancelled and converted into the right to receive the Per Share Merger Consideration less the exercise price; and

●	each (i) unvested company option or (ii) vested company option with an exercise price greater than the Per Share Merger Consideration, will be cancelled without payment of any consideration.

Representations and Warranties, Covenants

Each of the Company and Skout has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of Skout and its Subsidiaries prior to the Effective Time. The parties have also agreed to use their reasonable best efforts to consummate the Merger.

Closing Conditions

Consummation of the Merger is subject to certain conditions, including, without limitation:

●	consent from 95% of Skout’s Outstanding Shares;

●	receipt of a permit from the Commissioner of Business Oversight of the State of California (the “Commissioner”) after the completion of the Hearing (as defined below); and

●	the Company’s receipt of financing required to fund the Merger Consideration.

Termination

The Merger Agreement may be terminated prior to the Closing upon the occurrence or non-occurrence of certain events, including the following:

●

by the Company or Skout if the Closing does not occur on the date that is the later of (A) December 27, 2016 and (B) the date upon which the Company receives stockholder consent for its entry into the Merger, if required;

●

by the Company or Skout if the other party breaches any of its representations and warranties in the Merger Agreement and that breach is not curable or not cured within 15 days of receiving notice of such breach;

●	by Skout if the Company’s Stock is no longer listed on NASDAQ;

●	by the Company in the event the Company is required by NASDAQ to solicit stockholder consent for its entry into the Merger; and

●

automatically 10 business days after either (A) the Company provides notice to Skout that it is required by NASDAQ to solicit stockholder consent for entry into the Merger and has decided not to seek such consent or (B) the Company seeks but fails to receive Stockholder consent for entry into the Merger Agreement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

Consulting Agreement

Pursuant to the Merger Agreement, the Company entered into Consulting Agreements, dated June 27, 2016, with each of Christian Wiklund, co-founder and Chief Executive Officer of Skout, and Niklas Lindstrom, co-founder and Chief Technology Officer of Skout (the “Consulting Agreements”), whereby the Company will retain them as consultants to perform certain transitional services for the Company beginning on the first business day following the Closing and ending on the earlier of (A) the one year anniversary of the Closing or (B) the termination of the Consulting Agreements pursuant to the terms therein. In exchange for performing for the Company the transitional services outlined in the Consulting Agreements, the Company will pay to each of Wiklund and Lindstrom a fee of $337,000. In addition, on the one year anniversary of the Closing, each of Wiklund and Lindstrom will be eligible to receive a cash bonus of up to $1.5 million payable if certain performance targets and other conditions are met. The effectiveness of the Consulting Agreements is conditioned upon the occurrence of the Closing.

Non-Competition Agreement

Also pursuant to the Merger Agreement, the Company entered into Non-Competition Agreements, dated June 27, 2016, with each of Wiklund and Lindstrom (the “Non-Competition Agreements”), whereby they, beginning at the Effective Time and ending on the 36-month anniversary of the Effective Time (the “Non-Competition Period”), are restricted from engaging in any business operations or activities that compete directly with the Company’s business anywhere in the world. In exchange for agreeing to be bound by the foregoing restrictions for the Non-Competition Period, the Company will pay to each of Wiklund and Lindstrom $1.5 million in cash. The effectiveness of the Non-Competition Agreements is conditioned upon the occurrence of the Closing.

Additional Information

The Company common stock issued as part of the Merger Consideration (the “Merger Securities”) will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). In this regard, the Company and Skout have agreed to pursue approval of the terms of the Merger through a California fairness hearing pursuant to California Corporations Code, including Sections 25121 and 25142 thereof (the “Hearing”) before the Commissioner.

The purpose of the Hearing is to enable the Commissioner to determine the fairness of the terms and conditions of the Merger Agreement and whether the issuance of a permit to offer and sell securities is fair, just and equitable to all Skout security holders affected pursuant to applicable sections of the California Corporations Code. If the Commissioner determines that the terms and conditions are fair, just and equitable and issues a permit to the Company, then the issuance of the Merger Securities to the holders of Skout securities will not be registered under the Securities Act, in reliance upon the exemption from registration provided in Section 3(a)(10) of the Securities Act.

Item 3.02         Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this Current Report. The Company intends to issue shares of Company common stock as a part of Merger Consideration, as described above, in reliance upon the exemption from registration afforded by Section 3(a)(10) of the Securities Act.

Item 5.02(b)     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

John Abbott notified the Company of his resignation from the Board, effective June 27, 2016.

Item 7.01         Regulation FD Disclosure.

Investor Communications

In connection with entry into the Merger Agreement, several investor communications were prepared by the Company.

The Company issued a press release, dated June 27, 2016, announcing, among other things, the entry into the Merger Agreement, the text of which is filed herewith and incorporated by reference into this “Item 7.01. Regulation FD Disclosure.” In addition, as discussed in the press release dated June 27, 2016, the Company is making investor presentation materials available on its website.

The text of the Company’s investor presentation materials filed herewith is incorporated by reference into this “Item 7.01. Regulation FD Disclosure.”

The information furnished pursuant to Item 7.01 of this Current Report shall not be considered “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein. This information shall not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the expected completion of the Merger and the time frame in which this will occur. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about the proposed Merger. Important factors that could cause actual results to differ from those in the forward-looking statements include Skout shareholder approval of the Merger or that other conditions to the closing of the Merger may not be satisfied, the potential impact on the business of MeetMe or Skout due to the announcement of the Merger, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, issues related to whether the Commissioner will issue a permit to issue securities and general economic conditions. Further information on the Company’s risk factors is contained in the Company’s filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2015. Any forward-looking statement made by the Company herein speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 9.01         Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 27, 2016, by and among the MeetMe, Inc., MeetMe Sub I, Inc., MeetMe Sub II, LLC, Skout, Inc. and Shareholder Representative Services, LLC
99.1	Press Release issued on June 27, 2016
99.2	Investor Presentation dated June 28, 2016

*

Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K, which include the Company Disclosure Schedule and the Buyer Disclosure Schedule (as defined in the Merger Agreement). The signatory hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: June 28, 2016	By:	/s/ Geoffrey Cook
Name: Geoffrey Cook
Title: Chief Executive Officer